                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            Colorado MEDtech, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           OF COLORADO MEDTECH, INC.
                          TO BE HELD NOVEMBER 21, 1997

To the Shareholders of Colorado MEDtech, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Colorado MEDtech, Inc., a Colorado corporation (the "Company"), will be held on November 21, 1997 at 3:00 p.m. at the Hotel Boulderado, 2115 13th Street, Boulder, Colorado for the following purposes:

    1. To elect seven directors to serve until the next Annual Meeting of Shareholders or until their respective successors are elected and qualified;

    2. To amend the Colorado MEDtech, Inc. Stock Option Plan to increase the number of shares of the Company's Common Stock reserved for issuance thereunder from 2,000,000 to 3,500,000;

    3. To transact any other business as may properly come before the Annual Meeting or any adjournment thereof.

The close of business on October 7, 1997, has been fixed as the record date for the determination of holders of Colorado MEDtech, Inc. Common Stock entitled to notice of, and to vote at, the Annual Meeting, and only shareholders of record at such time will be so entitled to vote.

In order for the proposals listed above to be approved, each proposal must be approved by the affirmative vote of holders of a majority of shares, voting as a group.

Whether or not you expect to attend the Annual Meeting, holders of Colorado MEDtech, Inc. Common Stock should complete, date, and sign the enclosed form of proxy card and mail it promptly in the enclosed envelope.

                                       By Order of the Board of Directors




                                       Bruce L. Arfmann
                                       Secretary of the Corporation

Date: October 17, 1997

PLEASE SIGN AND RETURN THE ENCLOSED FORM OF PROXY PROMPTLY WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

                            COLORADO MEDTECH, INC.

                              6175 Longbow Drive
                               Boulder, CO 80301


                                PROXY STATEMENT


                        ANNUAL MEETING OF SHAREHOLDERS

                               NOVEMBER 21, 1997


                            SOLICITATION OF PROXIES

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Colorado MEDtech, Inc., a Colorado corporation ("CMED" or the "Company"), for use at the Annual Meeting of Shareholders of the Company to be held on November 21, 1997 at 3:00 p.m. at the Hotel Boulderado, 2115 13th Street, Boulder, Colorado, and at any and all adjournments of such meeting.

     If the enclosed Proxy Card is properly executed and returned in time to be voted at the meeting, the shares of Common Stock represented will be voted in accordance with the instructions contained therein. Executed proxies that contain no instructions will be voted FOR each of the proposals described herein. Abstentions (proxies not returned) and broker non-votes will be treated as shareholders absent from the Annual Meeting. The proxies will be tabulated and votes counted by American Securities Transfer & Trust, Inc. It is anticipated that this Proxy Statement and the accompanying Proxy will be mailed to the Company's shareholders on or about October 17, 1997.

     SHAREHOLDERS WHO EXECUTE PROXIES FOR THE ANNUAL MEETING MAY REVOKE THEIR PROXIES AT ANY TIME PRIOR TO THEIR EXERCISE BY DELIVERING WRITTEN NOTICE OF REVOCATION TO THE COMPANY, BY DELIVERING A DULY EXECUTED PROXY CARD BEARING A LATER DATE, OR BY ATTENDING THE MEETING AND VOTING IN PERSON.

     The costs of the meeting, including the costs of preparing and mailing the Proxy Statement and Proxy, will be borne by the Company. Additionally, the Company may use the services of its Directors, officers and employees to solicit proxies, personally or by telephone, but at no additional salary or compensation. The Company will also request banks, brokers, and others who hold shares of Common Stock of the Company in nominee names to distribute proxy soliciting materials to beneficial owners, and will reimburse such banks and brokers for reasonable out-of-pocket expenses which they may incur in so doing.

                           OUTSTANDING CAPITAL STOCK

     The record date for shareholders entitled to vote at the Annual Meeting is October 7, 1997. At the close of business on that day there were 10,450,721 shares of no par value Common Stock (the "Common Stock") of the Company outstanding and entitled to vote at the meeting.

                              QUORUM AND VOTING

     The presence, in person or by proxy, of the holders of a majority of the outstanding Common Stock is necessary to constitute a quorum for each matter voted upon at the Annual Meeting. In deciding all questions, a holder of Common Stock is entitled to one vote, in person or by proxy, for each share held in his or her name on the record date. Abstentions and broker non-votes, if any, will not be included in vote totals and, as such, will have no effect on any proposal.

                      ACTION TO BE TAKEN AT THE MEETING

     The accompanying proxy, unless the shareholder otherwise specifies in the proxy, will be voted (i) FOR the election of each of the seven nominees named herein for the office of director, (ii) FOR approval of an amendment to the Colorado MEDtech, Inc. Stock Option Plan to increase the number of shares of Common Stock reserved for issuance thereunder from 2,000,000 to 3,500,000, and (iii) at the discretion of the proxy holders, on any other matter that may properly come before the meeting or any adjournment thereof.

     Where shareholders have appropriately specified how their proxies are to be voted, they will be voted accordingly. If any other matter of business is brought before the meeting, the proxy holders may vote the proxies at their discretion. The directors do not know of any such other matter or business.

       SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information concerning the beneficial ownership of the Company's Common Stock, as of October 7, 1997, by each person known by the Company to own beneficially more than 5% of the outstanding Common Stock, certain executive officers, each director and director nominee of the Company, and all directors and executive officers as a group. Except as may be indicated in the footnotes to the table and subject to applicable community property laws, the Company believes that each of such persons has the sole voting and dispositive power over the shares held by him except as otherwise indicated.

                                  AMOUNT AND NATURE
  NAME AND ADDRESS                  OF BENEFICIAL               PERCENT
OF BENEFICIAL OWNER                   OWNERSHIP                 OF CLASS
-------------------               ------------------            --------

Michael R. Barr                      3,560,000(1)                33.87%
6175 Longbow Drive
Boulder, CO 80301

Vencor Investments, Inc.             3,500,000                   33.49%
c/o Greenbaum, Doll & McDonald
3300 First National Tower
Louisville, KY 40202-3197

John V. Atanasoff II                   869,468(2)                 7.85%
6175 Longbow Drive
Boulder, CO 80301

Dean A. Leffingwell                    611,999(3)                 5.84%
6175 Longbow Drive
Boulder, CO 80301

Clifford W. Mezey                      477,232(4)                 4.54%
6175 Longbow Drive
Boulder, CO 80301

Lockett E. Wood, Ph.D.                 187,465(5)                 1.79%
6175 Longbow Drive
Boulder, CO 80301

John E. Wolfe                          170,000(6)                 1.62%
6175 Longbow Drive
Boulder, CO 80301

Bruce L. Arfmann                       100,448(7)                   *
6175 Longbow Drive
Boulder, CO 80301

Robert L. Sullivan                      90,413(8)                   *
6175 Longbow Drive
Boulder, CO 80301

John M. Turner, Ph.D.                   26,540                      *
6175 Longbow Drive
Boulder, CO 80301

Ira M. Langenthal                       15,000(9)                   *
6175 Longbow Drive
Boulder, CO 80301

William J. O'Connor                          0                      --
6175 Longbow Drive
Boulder, CO 80301

All Directors and Executive
Officers as a group  (11 persons)    6,108,565                   53.68%

------------------------------------
*    Less than one percent (1%)

(1) Includes 3,500,000 shares held by Vencor Investments, Inc., a wholly-owned subsidiary of Vencor, Inc. of which Mr. Barr is an officer and director. Mr. Barr disclaims beneficial ownership of all such shares. Also includes warrants issued to Mr. Barr to acquire 60,000 shares, which are currently exercisable or become exercisable within 60 days.

(2) Includes 30,000 shares that are owned by Mr. Atanasoff's sister and 4,000 shares that are owned by other relatives of Mr. Atanasoff as to which he disclaims beneficial ownership. Also includes options to purchase 630,000 shares, which are currently exercisable or become exercisable within 60 days.

(3) Includes warrants to acquire 30,000 shares, which are currently exercisable or become exercisable within 60 days.

(4) Includes 76,301 shares held by the Petsy G. Mezey Trust, of which Mr. Mezey is a trustee. Also includes 17,000 shares owned by Mr. Mezey's wife for the benefit of grandchildren, as to which shares Mr. Mezey disclaims beneficial ownership. Also includes warrants to acquire 50,000 shares, which are currently exercisable or become exercisable within 60 days.

(5) Includes 14,965 shares held by Dr. Wood's sister or brother-in-law in their own names or as trustees for Dr. Wood's children. Dr. Wood disclaims beneficial ownership of all such shares. Also includes options to purchase 4,000 shares, which are currently exercisable or become exercisable within 60 days.

(6) Includes warrants to acquire 30,000 shares, which are currently exercisable or become exercisable within 60 days.

(7) Includes 15,449 shares owned by Mr. Arfmann's wife, as to which he disclaims beneficial ownership. Also includes options to purchase 48,835 shares, which are currently exercisable or become exercisable within 60 days.

(8) Includes warrants to acquire 50,000 shares, which are currently exercisable or become exercisable within 60 days.

(9) Includes warrants to acquire 15,000 shares, which are currently exercisable or become exercisable within 60 days.

                     PROPOSAL 1 - ELECTION OF DIRECTORS
NOMINEES

     Pursuant to the Bylaws, the authorized number of directors of the Company has been set at seven, and seven directors are to be elected at the meeting. Each nominee will be elected to hold office until the next annual meeting of shareholders or until his successor is elected and qualified.
Proxy holders will not be able to vote the proxies held by them for more than seven persons. If a quorum is present, the seven nominees having the highest number of votes cast in favor of their election will be elected. Should any nominee become unable or unwilling to accept nomination or election, the proxy holders may vote the proxies for the election, in his stead, of any other person the Board of Directors may recommend. Each nominee has expressed his intention to serve the entire term for which election is sought.

     THE BOARD OF DIRECTORS RECOMMEND THAT SHAREHOLDERS VOTE FOR EACH NOMINEE FOR THE BOARD OF DIRECTORS.

     The Board of Directors' nominees for the office of director are as follows:
                                                  Year First
                                                  Became a
Name                               Age            Director
----                               ---            -----------
John V. Atanasoff II               62             1993
(C)(N)(S)

Dean A. Leffingwell                48             1977(1)
(N)(S)

Robert L. Sullivan                 60             1985
(A)(C)(S)

Clifford W. Mezey                  68             1989(1)
(A)(C)(S)

John E. Wolfe                      58             1993
(A)(S)

Michael R. Barr                    48             1993
(S)

Ira M. Langenthal                  60             1996
(N)(S)

--------------------
(A)  Member of the Audit Committee
(C)  Member of the Compensation Committee
(N)  Member of the Nominating Committee
(S)  Member of the Strategic Planning Committee
(1) Date became a director of RELA, Inc. ("RELA"). Became a director of the Company in October 1992 in connection with the merger of RELA and the Company.

     Mr. Atanasoff has been the Chief Executive Officer of the Company since June 1993. From 1989 until January 1993, Mr. Atanasoff served as Chief Executive Officer of Cybernetics Products, Inc., a publicly-traded company that develops and manufactures computer controlled equipment for the electronics industry and computer graphic scanners and cameras for the motion picture and audio visual markets. For more than five years prior to 1989, Mr. Atanasoff held various senior management positions with the Fluid Technology Group of EG&G, Inc. and Textron Systems (formerly AVCO Systems).

     Since February, 1997, Mr. Leffingwell has been Vice President of Rational Software Corporation ("Rational"), Santa Clara, CA, a publicly held company that develops and markets tools for software application development. From 1993 to 1997, he was Chief Executive Officer of Requisite, Inc., which developed and marketed software tools for requirements management, and which was purchased by Rational in 1997. From 1992 to 1993, Mr. Leffingwell served as Chairman and Vice President of Business Development of the Company. He also served as the Chief Executive Officer of RELA from January 1992 to October 1992. From 1977 to 1991, he served as President and Chairman of RELA, Inc. which he co-founded in 1977.

     Mr. Sullivan has served as Senior Vice President-Finance since 1985 of Chiron Diagnostic Corporation, a manufacturer and marketer of medical diagnostic equipment and supplies. From 1962 to 1985, Mr. Sullivan held several operating and financial positions with Corning Glass Works.

     Prior to his retirement in 1994, Mr. Mezey was the majority owner and Chief Executive Officer of Mezey-Puroll Automotive, Inc., an automotive manufacturer's representative company in Michigan, for more than five years. From 1981 to 1994 he was the owner and Chief Executive Officer of Interstate Industries, Inc., a manufacturer of truck wiring harnesses in Michigan.

     Mr. Wolfe has served as President and Chief Executive Officer since 1986 of Tytronics, Incorporated, a manufacturer and marketer of on-line liquid and gas analyzers to the process and environmental industries. Prior to 1986, he held various senior management positions with EG&G Sealol, Inc., Masoneilan International, Inc. (Division of Studebaker Worthington), Litton Industries and General Electric Company. Mr. Wolfe is a member of the board of directors of Holometrix, Inc.

     Mr. Barr is a founder of Vencor, Inc., an intensive care hospital company located in Louisville, Kentucky. He is a physical therapist, certified respiratory therapist and has served as Vice President - Operations and as a Director of Vencor, Inc., since 1985. From 1976 to 1985, he was Director of Rehabilitation at Rockcastle County Hospital in Mt. Vernon, Kentucky.

     Dr. Langenthal has been a corporate consultant and private investor since 1991. He joined Honeywell, Inc. in 1972 as a result of Honeywell's acquisition of Signal Analysis Industries, a public company he co-founded. Dr. Langenthal held various senior management positions at Honeywell, and from 1986 to 1990 he was Vice President/General Manager of Honeywell's Test Instruments Division, a manufacturer of information storage products and systems. In 1990 this business was part of a corporate spin-off forming a new company, Alliant Techsystems, Inc. at which Dr. Langenthal continued to serve as Vice President/General Manager until his departure in 1991.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Company has an Audit Committee, a Compensation Committee, a Nominating Committee and a Strategic Planning Committee. The Audit Committee is responsible for (i) reviewing the scope of the annual audit, (ii) reviewing with the independent auditors the corporate accounting practices and policies, (iii) reviewing with the independent auditors their final report, and (iv) being available to the independent auditors during the year for consultation purposes. The Audit Committee met four times in the fiscal year ended June 30, 1997. The Compensation Committee determines the compensation of the officers of the Company and performs other similar functions. The Compensation Committee met four times in the fiscal year ended June 30, 1997. The Nominating Committee is responsible for reviewing potential candidates for director and for the recommendation of candidates to the Board. The Nominating Committee will accept director nominations from shareholders at the Annual Meeting. The Nominating Committee met once during the fiscal year ended June 30, 1997. The Strategic Planning Committee is responsible for reviewing new product, licensing and acquisition, as well as other strategic issues. The Strategic Planning Committee met four times in the fiscal year ended June 30, 1997.

     Directors are reimbursed for expenses incurred for attending any Board or committee meeting. There is no family relationship between any current or prospective director of the Company and any other current or prospective executive officer of the Company.

     During the fiscal year ended June 30, 1997, there were four regular meetings and two special meetings of the Board of Directors. With the exception of directors Michael Barr and Clifford Mezey, all directors attended at least 75% of the meetings of the Board and committees of the Board on which they were members.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and holders of more than 10% of the Company's Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Except as stated below in this paragraph, based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company during the fiscal year ended June 30, 1997 and Forms 5 and amendments thereto furnished to the Company with respect to the fiscal year ended June 30, 1997, to the best of the Company's knowledge, the Company's directors, officers and holders of more than 10% of its Common Stock complied with all Section 16(a) filing requirements. Jonathan Kagan, President of the Novel Biomedical, Inc. subsidiary of the Company, filed one late initial statement of beneficial ownership on Form 3 in connection with his appointment as an officer in February 1997.

EXECUTIVE OFFICERS

     The following persons are the executive officers of the Company:

Name                                         Position
----                                         --------

John V. Atanasoff II               Chairman, Chief Executive Officer and
                                   President

Bruce L. Arfmann                   Senior Vice President, Chief Financial
                                   Officer, Treasurer and Secretary

Lee Erb                            Vice President - Technology

Jonathan Kagan                     President of Novel Biomedical, Inc.,
                                   subsidiary of the Company

William J. O'Connor, D.B.A.        Chief Operating Officer - Erbtec Engineering
                                   Division

John M. Turner, Ph.D.              President of RELA, Inc., subsidiary of the
                                   Company

Lockett E. Wood, Ph.D.             Vice President


     Information concerning the business experience of Mr. Atanasoff is provided under the section entitled "Election of Directors."

     BRUCE L. ARFMANN, AGE 50. Mr. Arfmann has served as Chief Financial Officer, Secretary and Treasurer of RELA since January 1991. He was appointed Senior Vice President in November 1996. Prior to joining the Company, he was a partner with Arthur Andersen & Co. from 1982 to 1990, in its Denver and Phoenix offices.

     LEE ERB, AGE 53. Mr. Erb became Vice President - Technology of the Company in October 1997, in connection with the Company's acquisition of Erbtec Engineering, Inc. ("Erbtec"), a manufacturer of high power radio frequency (RF) amplifiers and systems for Magnetic Resonance Imaging (MRI) equipment. Mr. Erb founded Erbtec in 1979 and served as its President until the acquisition.

     JONATHAN KAGAN, AGE 41. Mr. Kagan has served as President of Novel Biomedical, Inc. ("Novel"), a subsidiary of the Company, since 1986. The Company acquired Novel in February 1997. Novel designs and manufactures unique disposable medical devices, primarily catheters used in angioplasty, minimally invasive surgery, electrophysiology, and infertility treatment.

     WILLIAM J. O'CONNOR, D.B.A., AGE 57. Mr. O'Connor has served as Chief Operating Officer of the Erbtec Engineering Division of the Company since the Company acquired Erbtec in October 1997. From 1995 to 1997, Mr. O'Connor served as Executive Vice President and Chief Operating Officer of Erbtec. From 1994 to 1995, he was Vice President of Marketing for Medical Graphics, Inc., and from 1988 to 1994 was Senior Vice President of Sales and Marketing for Valleylab Inc., a subsidiary of Pfizer, Inc. Mr. O'Connor is a director of Image Guided Technologies, Inc.

     JOHN M. TURNER, Ph.D., AGE 44. Mr. Turner has served as President of RELA, Inc., a subsidiary of the Company, since August 1997. From 1991 to August 1997, Mr. Turner was Vice President--Technology of Baxter Healthcare IV Systems, a division of Baxter International, Inc. ("Baxter") involved in the development and manufacture of electronic intravenous (IV) drug delivery systems. From April 1996 to August 1997, Mr. Turner was Acting General Manager of Medication Delivery Devices after its acquisition by Baxter.

     LOCKETT E. WOOD, Ph.D., AGE 57. Dr. Wood has served as a director of the Company since its inception in 1977 through 1993. Dr. Wood also served as President from the Company's inception through April 1986, at which time he became Chairman of the Board of Directors, serving in that capacity through September 1987. Dr. Wood again became President from April 1991 until October 1992, at which time he was appointed President of the Cybermedic Division of the Company. Prior to founding the Company, Dr. Wood was with the National Bureau of Standards of the U.S. Department of Commerce for 14 years.

     The Chief Executive Officer is appointed by the Board of Directors and serves at the Board's discretion. The Board of Directors, and such other officers as the Board of Directors may authorize from time to time, may appoint as additional officers one or more vice presidents, assistant secretaries, assistant treasurers, and such other subordinate officers as the Board of Directors or such other appointing officers deem necessary or appropriate. The Chief Executive Officer shall have the right to reject the appointment of any other officer appointed by the Board of Directors. If an additional officer is appointed by an appointing officer, such additional officer serves at the discretion of the appointing officer and the Board of Directors.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following summary compensation table sets forth the cash compensation earned for the fiscal years ended June 30, 1997, 1996 and 1995 by the Company's Chief Executive Officer and by the highest compensated executive officers who were serving as executive officers at the end of the 1997 fiscal year whose individual total cash compensation for the 1997 fiscal year exceeded $100,000 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                  Long Term Compensation
                                                                 ------------------------
                                             Annual Compensation         Awards
                                             ------------------- ------------------------
                                                                 Restricted
                                                                   Stock         Options/       All Other
  Name and Principal                          Salary     Bonus     Awards         SARS        Compensation(2)
     Position(1)                     Year      ($)        ($)       ($)            (#)              ($)
-------------------------            ----    --------    -------    ------        --------     ---------------

John V. Atanasoff II                 1997    $145,000    $70,563     -0-              -0-          $4,977
 Chief Executive Officer,            1996     140,000     45,006     -0-          560,000           4,828
 President and Chairman              1995      92,965     26,749     -0-           40,000           2,869

Bruce L. Arfmann                     1997     110,000     60,306     -0-           25,000           4,222
 Senior Vice President,              1996     105,000     46,029     -0-          100,000           3,265
 Chief Financial Officer             1995      98,083     23,634     -0-           20,000           1,455

Lockett E. Wood                      1997      95,800     44,260     -0-           12,000           3,553
 Vice President                      1996      93,488     30,054     -0-              -0-           2,723
                                     1995      90,000     22,298(3)  -0-              -0-           2,118

-------------
(1) John M. Turner, Ph.D. became President of RELA, Inc., a subsidiary of the Company, in August 1997. His current base salary is $135,000. William
      J. O'Connor became Chief Operating Officer of the Erbtec Engineering Division of the Company in October 1997. His current base salary is $113,000.
(2) Contributions to 401(k) Plan and payments of life insurance premiums on behalf of the Named Executive Officers.
(3)   Includes a one-time payout of accrued vacation of $14,798.

   The following table presents information concerning individual grants of options to purchase Common Stock of the Company made during the fiscal year ended June 30, 1997 to each of the Named Executive Officers.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                          Number of
                          Securities       Percent of Total       Exercise
                          Underlying         Options/SARs            or
                         Options/SARs    Granted to Employees    Base Price
Name                      Granted (#)       in Fiscal Year         ($/Sh.)     Expiration Date
----                     ------------    --------------------    ----------    ---------------
John V. Atanasoff II          -0-                 -0-                N/A             N/A

Bruce L. Arfmann          25,000(1)              3.7%               3.03           11/22/01

Lockett E. Wood           12,000(1)              1.8%               3.03           11/22/01

--------------------
(1)  Options vest equally one-third each year commencing November 22, 1997.


    The following table sets forth information concerning the number and value of options exercised during the fiscal year ended June 30, 1997 and the year-end value of unexercised options to purchase Common Stock of the Company for each Named Executive Officer.

             AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                        FISCAL YEAR END OPTION/SAR VALUES

                                                       Number of Securities        Value of Unexercised
                                                      Underlying Unexercised     In-the-Money Options/SARs
                                                     Options/SARs at FY-End (#)       at FY-End ($)(1)
                          Shares                     --------------------------  -------------------------
                        Acquired on      Value
      Name              Exercise (#)   Realized ($)  Exercisable  Unexercisable  Exercisable  Unexercisable
      ----              ------------   ------------  -----------  -------------  -----------  -------------
John V. Atanasoff II      80,000        $140,000       616,666       473,334      $2,785,231   $1,548,069

Bruce L. Arfmann          36,164          39,781        25,502        98,334         106,207      343,720

Lockett E. Wood           78,500         258,905            -0-       12,000              -0-      34,200

------------------
(1) The fair market value of Company Common Stock at June 30, 1997, measured as the mean of closing bid and asked prices of Common Stock on such date, was $5.88 per share.

DIRECTOR COMPENSATION

     Directors of the Company who are not also employees of the Company are reimbursed all out-of-pocket expenses incurred in attending each meeting or committee meeting of the Board of Directors. In consideration of their service as directors, non-employee directors receive warrants to purchase Common Stock of the Company, which warrants generally vest over a two-year period subject to continued service on the Board, and have an exercise price equal to the fair market value of the Common Stock on the date of grant. In June 1992, non-employee directors Robert Sullivan and Clifford Mezey were each granted warrants to purchase 30,000 shares of Common Stock at $1.63 per share. The warrants vested one-half on June 30, 1993 and one-half on June 30, 1994. In June 1993, non-employee directors Dean Leffingwell, John Wolfe and Michael Barr were each granted warrants to purchase 30,000 shares of Common Stock at $1.50 per share. The warrants vested one-half on June 30, 1994, and one-half on June 30, 1995.
In June 1995, non-employee directors Michael Barr, Dean Leffingwell, Clifford Mezey, Robert Sullivan and John Wolfe were granted warrants to purchase 30,000 shares of Common Stock at $1.59 per share. These warrants vested one-half on June 30, 1996, and one-half on June 30, 1997. In November 1996, non-employee director Ira Langenthal was granted warrants to purchase 15,000 shares of Common Stock at $3.03 per share. These warrants vested on June 30, 1997. All director warrants have a five-year term from their grant date. In the aggregate, director warrants to purchase 245,000 shares of Common Stock are outstanding, and of such amount, warrants to purchase 50,000 shares expire in February 1998, warrants to purchase 30,000 shares expire in November 1998, warrants to purchase 150,000 shares expire in June 2000 and warrants to purchase 15,000 shares expire in November 2001.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     In June 1993, the Company entered into an employment agreement with John V. Atanasoff II, Chief Executive Officer of the Company, which has a three-year term. The Company and Mr. Atanasoff amended the employment agreement in November 1995 and May 1996 to extend the term through June 2002. As of June 30, 1997, Mr. Atanasoff's compensation pursuant to the agreement was $145,000. The agreement also provides for incentive compensation in the form of an annual bonus, calculated as a percentage of annual salary, which is based on the overall profitability of the Company. From February 1994 to February 1995, Mr. Atanasoff agreed to a voluntary salary reduction. In connection with and as a condition of the employment agreement, Mr. Atanasoff executed a noncompetition agreement in which he agreed not to engage in competitive activities for a period of two years after his employment with the Company is terminated, whether voluntarily or involuntarily. The Company also agreed to grant a nonqualified stock option to purchase up to 300,000 shares of the Company's common stock at a purchase price of $1.25 per share. In April 1994, the nonqualified option was converted to an incentive stock option under identical price, terms and conditions. The option vested 100,000 shares per year over three years and became fully exercisable in June 1996. In consideration for and at the time of the November 1995 extension of the employment agreement, the Company granted Mr. Atanasoff an incentive stock option to purchase up to 300,000 shares of the Company's Common Stock at a purchase price of $1.84 per share (the "300,000 Share Option"). The 300,000 Share Option vests in 100,000 share increments per year over three years. On May 31, 1996, pursuant to the extended employment agreement, the Company granted Mr. Atanasoff an incentive stock option to purchase 260,000 shares of Common Stock at a purchase price of $3.25 per share (the "260,000 Share Option"; and with the 300,000 Share Option, the "Options"). The 260,000 Share Option vests in June 2002, subject to earlier vesting if the Company achieves certain stock prices by September 2000. If the Company terminates the employment of Mr. Atanasoff at any time prior to June 2002, no vesting of the Options shall occur after the date of termination, but if Mr. Atanasoff is terminated for a reason other than cause, Mr. Atanasoff will be entitled to receive a severance payment amounting to all compensation remaining under the agreement; however, such payment shall not be less than one year's base salary if termination occurs after June 21, 2001. The agreement provides for severance pay equal to two years' base salary if termination at any time is the result of a change in Company ownership greater than 30%. If Mr. Atanasoff terminates his employment prior to June 1999, no further vesting of the Options shall occur, and the unexercised portion of the Options, whether or not vested, shall terminate. Subject to these restrictions, each portion of the vested Options shall be exercisable for five years after the date such portion has vested.

     In February 1994, the Company entered into separate employment agreements with the Company's other officers, which fixes Mr. Arfmann's and Mr. Wood's compensation (at June 30, 1997: $110,000 for Mr. Arfmann and
$95,800 for Mr. Wood). From February 1994 to February 1995, Mr. Arfmann agreed to a voluntary salary reduction. The agreements provide for a severance payment equal to one year's salary if the officer's employment is terminated as a result of loss of officer status, relocation of the Company or for reasons other than cause. The agreements provide for a severance payment equal to two years' salary if within two years from the closing date of an acquisition of the Company, the officer is terminated without cause. The agreement has no fixed term and may be terminated by either party at any time.

     In February 1997, the Company entered into an employment agreement with Jonathan Kagan, President of Novel Biomedical, Inc., a subsidiary of the Company. The agreement is for a term ending December 31, 2001. Mr. Kagan's annual compensation pursuant to the agreement is currently $85,000. Pursuant to the agreement, the Company granted Mr. Kagan an incentive stock option to acquire 100,000 shares of Common Stock at an exercise price of $3.02, the fair market value of the Common Stock on the date of grant. The option may vest annually if certain performance targets are achieved during such years, as follows: up to 10,000 shares on June 30, 1997, and up to an additional
30,000 shares on each of June 30, 1998, 1999 and 2000. To the extent options do not vest pursuant to such schedule upon meeting the performance targets, all unvested options will become vested on June 30, 2001, subject to continued employment with the Company. The agreement provides for a severance payment equal to one year's salary if Mr. Kagan's employment is terminated for a reason other than cause. In connection with the employment agreement Mr. Kagan entered into a Non-Competition Agreement, which prohibits certain activities during the term of his employment and for a period of two years after termination of employment if termination is for cause, and for one year if termination is for any other reason. In the non-competition agreement, Mr. Kagan agreed not to become involved with any company which competes with any business engaged in by the Company or any subsidiary of the Company in the field of contract development or OEM manufacturing of medical devices for diagnostics or therapeutics on which Mr. Kagan worked during the term of his employment with the Company, and agreed not to compete with the Company in relation to any product or device the Company is actively pursuing at the time of his termination.

     In October 1997, the Company entered into an employment agreement with Lee Erb, Vice President -- Technology, with a term ending September 30, 1999. Mr. Erb's annual compensation pursuant to the agreement is currently
$100,000. The agreement requires Mr. Erb to perform at least 1,000 hours of service per year for the Company. Pursuant to the agreement, the Company granted Mr. Erb an incentive stock option to acquire 100,000 shares (the "Option") of Common Stock at an exercise price of $6.94, the fair market value of the Common Stock on the date of grant. The Option vests as to 50,000 shares on October 1, 1998, and as to the remaining 50,000 shares, on October 1, 1999, subject to continued employment with the Company. If Mr. Erb is terminated for a reason other than cause, Mr. Erb will be entitled to receive a severance payment amounting to all compensation remaining under the agreement, and the Option, to the extent not previously vested, will fully vest on the date of termination. In connection with the employment agreement, Mr. Erb entered into a Non-Competition Agreement which prohibits certain activities during the term of his employment and for a period of two years after termination of employment if termination is for cause, and for one year if termination is for any other reason. In the non-competition agreement, Mr. Erb agreed not to become involved with any company which competes with any business engaged in by the Company or any subsidiary of the Company in the medical device field, and agreed not to compete with the Company in relation to any product or device the Company is actively pursuing at the time of his termination.

     The Company's employment arrangement with William J. O'Connor, Chief Operating Officer of the Erbtec Engineering Division of the Company, provides that (i) if Mr. O'Connor is terminated prior to July 12, 1998 in connection with the sale of the Company, his salary will be continued through July 12, 1998, and (ii) if Mr. O'Connor is terminated prior to July 12, 1998 other than in connection with the sale of the Company, he is entitled to severance payments equal to one year's salary.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS; LEGAL PROCEEDINGS

     On February 21, 1997, the Company completed the acquisition (the "Novel Acquisition") of all of the outstanding common stock of Novel Biomedical, Inc., a Minnesota corporation ("Novel") pursuant to an Agreement and Plan of Reorganization dated December 10, 1996 (the "Reorganization Agreement"). Pursuant to the Reorganization Agreement, all of the shareholders of Novel exchanged their Novel ownership interests in the form of common stock and options and warrants to acquire common stock of Novel to the Company for cash consideration in the amount of $1,282,237, and 70,000 shares of CMED Common Stock, and non-qualified options to acquire 294,211 shares of CMED Common Stock. The cash and 70,000 shares of Common Stock of the Company were exchanged for all of the outstanding common stock of Novel at an agreed upon valuation of $1.56 per common share of Novel, and the non-qualified options were issued by the Company to former Novel option and warrant holders at an exercise price of $2.9688 per share, the average of the bid and ask prices of the Company's Common Stock on the date the Reorganization Agreement was entered into, as reported by Nasdaq. In connection with the Novel Acquisition, Jonathan Kagan, President of Novel, received $390,000 in cash, and non-qualified options to purchase 100,0000 shares of CMED Common Stock. Additionally, a trust of which Mr. Kagan is a trustee received $338,184 in cash and 70,000 shares of CMED Common Stock.

     On October 1, 1997, the Company completed the acquisition (the "Erbtec Acquisition") of substantially all of the assets of Erbtec Engineering, Inc. ("Erbtec") pursuant to an Asset Purchase Agreement dated October 1, 1997 (the "Agreement"). Pursuant to the Agreement, Erbtec sold substantially all of its assets to the Company for cash consideration in the amount of $3,850,000, additional cash consideration in the amount of $1,500,000 to be held in escrow, and 88,708 shares of Common Stock of the Company. The number of shares of Common Stock issued by the Company was determined based upon a share value of $5.64, the average closing price, reported by Nasdaq, of the Company's Common Stock over the thirty (30) days prior to July 28, 1997. Prior to the Erbtec Acquisition, Lee Erb, Vice President--Technology of the Company, was President and the sole shareholder of Erbtec.

     During the fiscal year ended June 30, 1994, the Company sold 1,500,000 shares of Common Stock to a wholly-owned subsidiary of Vencor, Inc. ("Vencor"), in two private placement transactions involving the sale of 500,000 and 1,000,000 shares, respectively. Pursuant to an Agreement to Purchase and Sell Stock between the Company and Vencor dated December 3, 1993 (the "Purchase Agreement"), the Company agreed to take steps necessary to elect a representative of Vencor to the Company's Board of Directors and to use its best efforts to obtain such election for so long as Vencor owns at least 500,000 shares of the common stock of the Company. In the second private placement transaction, the Company issued to Vencor warrants to purchase 2,000,000 shares of Company Common Stock, which expire May 12, 1999. Of these warrants, 1,000,000 became exercisable in May 1995 at $1.88 per share, and 1,000,000 became exercisable in May 1996 at $2.63 per share. In May 1997, Vencor exercised all of the warrants and acquired 2,000,000 shares of Company Common Stock. In connection with the second sale of stock to Vencor, the Company entered into a Standstill Agreement with Vencor dated June 30, 1994 pursuant to which Vencor will not acquire more than 40% of the Company's common stock for a period of five years. In addition, the Company agreed to take steps necessary to elect an additional representative of Vencor to the Company's Board of Directors and, for so long as Vencor owns at least 1,500,000 shares of the common stock of the Company, to use its best efforts to obtain the election of two Vencor representatives (including the Vencor representative provided for in the Purchase Agreement). Vencor waived its right to a second board seat for the 1995 - 1998 fiscal years. In June 1994, the Company entered into a product development agreement with Vencor, which provides for the Company to expend $800,000 over a two-year period to develop mutually agreed upon products that Vencor will purchase exclusively from the Company, while the Company will be unrestricted in its rights to sell the products. The Company had sales to Vencor of approximately $1,473,000 and $381,000 in 1997 and 1996, respectively. As of June 30, 1997, the Company had an accounts receivable balance of $423,000 related to these sales. Michael R. Barr, a director of the Company, is the Vice President-Operations and a director of Vencor.

     On October 19, 1992, the Company entered into a three-year sales representative agreement with Mezey-Puroll Automotive, Inc. ("Mezey-Puroll"), a manufacturer's representative agency whose majority shareholder was Clifford W. Mezey, a director of the Company. The Agreement expired on October 19, 1995. Such agreement provided territory and commission arrangements consistent with agreements entered into with other sales representatives of the Company. Mezey-Puroll filed a petition under Chapter 11 of the Federal Bankruptcy Code in February 1993, and was released from protection of the bankruptcy laws in August 1993. At the time of the bankruptcy, Mr. Mezey was the Chief Executive Officer of Mezey-Puroll.

                   PROPOSAL 2 - AMENDMENT OF STOCK OPTION PLAN

     On September 26, 1997, the Board of Directors amended, subject to shareholder approval, the Colorado MEDtech, Inc. Stock Option Plan (the "Plan"). The number of common shares available for issuance under the Plan was increased to 3,500,000 common shares subject to adjustment for dividend, stock split or other relevant changes in the Company's capitalization. At an Annual Meeting of Shareholders on November 22, 1996, the shareholders authorized 2,000,000 shares to be reserved for issuance under the Plan. The Plan, as proposed to be amended, is set forth as Exhibit A to this Proxy Statement.

     The Board of Directors believes that the Plan has been of material benefit to the Company by assisting the Company and its subsidiaries in attracting, retaining and motivating key employees of proven ability. The Board of Directors also believes that the best interests of the Company and its shareholders require that the Company continue to be in a position to offer options to present and prospective key personnel and expand its ability to offer options to present and prospective consultants and to present and prospective directors who are not employees of the Company or any subsidiary of the Company.

     The purpose of the Plan is to promote the interests of the Company and its shareholders by helping the Company and its subsidiaries attract, retain, and motivate key employees and consultants, including officers and directors who are employees of or consultants to the Company or any of its subsidiaries, and nonemployee directors of the Company.

     The Board of Directors adopted the Plan on June 25, 1992. The Plan was approved by the shareholders at a Special Meeting of Shareholders held May 14, 1993.

     As of August 31, 1997, options to purchase an aggregate of 1,979,769 shares of Common Stock (net of options canceled) had been granted pursuant to the Plan and options to purchase 265,897 shares had been exercised. Options to purchase 1,683,872 shares remain outstanding. As of August 31, 1997, the market value of all shares of Common Stock subject to outstanding options was $10,208,474 (based upon the average bid and asked prices as reported by Nasdaq on such date).

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT OF THE PLAN INCREASING THE NUMBER OF COMMON SHARES AVAILABLE FOR ISSUANCE THEREUNDER TO 3,500,000 FROM 2,000,000.

     The amendment to the Plan will be approved if the number of votes cast favoring the action exceed the number of votes cast opposing the action. Unless otherwise specified, proxies solicited by the Board of Directors will be voted FOR the adoption of the amendment to increase the number of shares reserved for issuance thereunder to 3,500,000 from 2,000,000. The following description of the Plan, as amended, is qualified in its entirety by reference to the Plan included herewith as Exhibit A.

     SUMMARY OF THE PLAN

     ADMINISTRATION. The Board of Directors is responsible for administering the Plan. The Board of Directors has full authority, subject to the terms of the Plan, to make all determinations under the Plan. The Board of Directors may delegate administration of the Plan to a committee composed of two or more directors, each of whom is a "non-employee director" as such term is defined in Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act"). The Company will indemnify each member of the Board of Directors for actions taken under the Plan.

     INCENTIVE AND NONSTATUTORY STOCK OPTIONS. The Board of Directors may grant incentive stock options under the Plan and options which do not qualify as incentive stock options ("nonstatutory stock options").

     STOCK APPRECIATION RIGHTS AND SUPPLEMENTAL BONUSES. The Board of Directors may grant Stock Appreciation Rights, which are the right to receive payment, in shares of Common Stock, cash, or a combination thereof, of the redemption value of a specified number of shares of Common Stock then purchasable under an option. The Board of Directors may grant Supplemental Bonuses in connection with an option or Stock Appreciation Right, in an amount not to exceed the income tax liability incurred by the optionee upon the exercise of the option or Stock Appreciation Right.

     ELIGIBILITY. Employees of the Company and its subsidiaries, including officers and directors who are employees of the Company or any subsidiary of the Company, will be eligible to receive incentive stock options and nonstatutory stock options under the Plan. As of June 30, 1997, the Company had approximately 238 total employees eligible to participate in the Plan. Members of the Company's Board of Directors who are not employees of the Company or any of its subsidiaries are eligible to receive nonstatutory stock options under the Plan. There are currently six (6) non-employee directors of the Company. The benefits or amounts that will be received by or allocated to persons eligible to receive options under the Plan are not determinable.

     EXERCISE PRICE. The Plan provides that the exercise price under each incentive stock option shall be no less than 100% of the fair market value (110% of the fair market value for employees owning more than 10% of the Company's Common Stock) of the Common Stock on the day the option is granted. The exercise price for each nonstatutory stock option granted under the Plan will be the price established by the Board of Directors which normally is expected to be no less than 100% of the fair market value on the date the option is granted. The exercise price of an option is to be paid in cash or in such other consideration as the Board deems acceptable, including the optionee's promissory note. The Board may also permit a participant to surrender previously owned shares to the Company, the fair market value of which would be applied to the option exercise price.

     NON-TRANSFERABILITY. All options granted under the Plan may be exercised during the optionee's lifetime only by the optionee and are non-transferable except by will or the laws of descent and distribution. Notwithstanding the above, the Board may, at its discretion, permit the transfer of a nonstatutory option.

     EXERCISE. The duration of each option will be as specified by the Board but will not exceed ten years from the date of grant (five years for incentive stock options granted to holders of more than 10% of the Company's Common Stock). The Board, at its discretion, may establish a vesting schedule for any option granted under the Plan.

     EFFECT OF TERMINATION OF SERVICES. If an optionee's employment is terminated because of the optionee's death or for a reason other than death, exercisable options held by the optionee may be exercised no later than thirty days following the optionee's termination or death. If the optionee is an employee of the Company or a subsidiary of the Company and the termination is due to the optionee's permanent and total disability, exercisable options held by the optionee may be exercised for a period of three months following the termination. In each case, the options may be exercised only to the extent exercisable on the date of termination of employment and in no event is an option exercisable after the termination date specified in the option grant.

     STOCK DIVIDENDS AND STOCK SPLITS. The number, kind and price of the shares subject to each outstanding option will be proportionately and appropriately adjusted in the event of any stock dividend, stock split, recapitalization, reclassification, or other similar change in the Company's outstanding securities. The number of the shares of Common Stock of the Company reserved for issuance pursuant to options granted under the Plan will be adjusted by the Board of Directors for any such changes.

     If within the duration of the stock option there is a corporate merger, consolidation, acquisition of assets, or other reorganization ("Transaction") and if such Transaction affects the Common Stock, the participant shall thereafter be entitled to receive upon the exercise of his stock option those shares or securities that he would have received had the stock option been exercised prior to such Transaction and had the participant been a shareholder of the Company with respect to such shares. If the Company is not the surviving corporation in such a Transaction, all options outstanding under the Plan as of the day before the Transaction, to the extent not exercised, shall become exercisable in full, unless the Board of Directors shall have prescribed other terms and conditions to the exercise of the options.

     TERM OF PLAN; AMENDMENT. The Plan will terminate on June 24, 2002, ten years from the date the Plan was adopted by the Board of Directors, or, if earlier, upon the purchase of all Common Stock subject to the Plan pursuant to the exercise of options granted under the Plan. Any options outstanding after the termination of the Plan will remain in effect in accordance with their terms. The Board of Directors may terminate or amend the Plan, except that the Board may not, without shareholder approval, increase the number of shares of Common Stock as to which options may be granted, materially increase the benefits accruing to participants or materially modify the eligibility requirements.

FEDERAL INCOME TAX CONSEQUENCES

     INCENTIVE STOCK OPTIONS. An optionee will not realize taxable income upon the grant of an incentive stock option under the Plan. In addition, an optionee will not realize taxable income upon the exercise of an incentive stock option if the optionee holds the shares acquired until at least one year after exercise and, if later, until two years after the date of grant of option. The amount by which the fair market value of the shares exceeds the option price at the time of exercise generally is an item of tax preference for purposes of the alternative minimum tax. If an optionee acquires stock through the exercise of an incentive stock option under the Plan and subsequently sells the stock after holding the stock for the period described above, the gain which is the difference between the sale price of the stock and the option exercise price will be taxed as capital gain. The gain will not be treated as ordinary income except when the holding period requirements discussed above are not satisfied.

     An incentive stock option does not entitle the Company to an income tax deduction except to the extent that an optionee realizes ordinary income therefrom.

     NONSTATUTORY OPTIONS. An optionee generally will not realize taxable income upon the grant of a nonstatutory stock option. When an optionee exercises a nonstatutory stock option, the optionee will realize taxable ordinary income at that time equal to the difference between the option price and the fair market value of the stock on the date of exercise.

     An optionee will generally have a basis in stock acquired through the exercise of a nonstatutory stock option under the Plan equal to the fair market value of the stock on the date of exercise. If the optionee subsequently sells the stock, the gain which is the difference between the sale price and the basis will be taxed as capital gain.

     Any ordinary income realized by an optionee upon exercise of a nonstatutory stock option will be allowable to the Company as a deduction at the time it is realized by the optionee.

     Participants in the Plan should consult their own tax advisors to determine the specific tax consequences of the Plan for them.


                              SHAREHOLDER PROPOSALS

     Any proposals from shareholders to be presented for consideration for inclusion in the proxy material in connection with the 1998 annual meeting of shareholders of the Company must be submitted in accordance with the rules of the Securities and Exchange Commission and received by the Secretary of the Company at the Company's principal executive offices no later than the close of business on June 19, 1998.

                                  OTHER MATTERS

     All information contained in this Proxy Statement relating to the occupations, affiliations and securities holdings of directors and officers of the Company and their relationship and transactions with the Company is based upon information received from the individual directors and officers. All information relating to any beneficial owner of more than 5% of the Company's Common Stock is based upon information contained in reports filed by such owner with the Securities and Exchange Commission.

     The Company's independent public accountants for the fiscal years 1995, 1996 and 1997 are Arthur Andersen LLP. Representatives of such firm are expected to be present at the annual meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

     The Annual Report to Shareholders of the Company for the fiscal year ended June 30, 1997, which includes financial statements and accompanies this Proxy Statement, does not form any part of the material for the solicitation of proxies.

     THE COMPANY WILL FURNISH WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-KSB, INCLUDING THE FINANCIAL STATEMENTS, FOR THE FISCAL YEAR ENDED JUNE 30, 1997 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO
SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 TO ANY SHAREHOLDER (INCLUDING ANY BENEFICIAL OWNER) UPON WRITTEN REQUEST TO BRUCE L. ARFMANN, CHIEF FINANCIAL OFFICER, 6175 LONGBOW DRIVE, BOULDER, COLORADO 80301. A COPY OF THE EXHIBITS TO SUCH REPORT WILL BE FURNISHED TO ANY SHAREHOLDER UPON WRITTEN REQUEST THEREFOR AND PAYMENT OF A NOMINAL FEE.

                             COLORADO MEDTECH, INC.                   EXHIBIT A
                               STOCK OPTION PLAN

                        (As amended September 26, 1997)

I.   PURPOSE

    The COLORADO MEDTECH, INC. Stock Option Plan (the "Plan") provides for the grant of Stock Options, Stock Appreciation Rights and Supplemental Bonuses to Employees and non-employee directors of Colorado MEDtech, Inc. (the "Company"), and such of its subsidiaries (as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code")) as the Board of Directors of the Company (the "Board") shall from time to time designate ("Participating Subsidiaries"), in order to advance the interests of the Company and its Participating Subsidiaries through the motivation, attraction and retention of their respective Employees and non-employee directors.

II.  INCENTIVE STOCK OPTIONS AND NON-INCENTIVE STOCK OPTIONS

    The Stock Options granted under the Plan may be either:

    (a) Incentive Stock Options ("ISOs") which are intended to be "Incentive Stock Options" as that term is defined in Section 422 of the Code; or

    (b) Nonstatutory Stock Options ("NSOs") which are intended to be options that do not qualify as "Incentive Stock Options" under Section 422 of the Code.

    All Stock Options shall be ISOs unless the Option Agreement clearly designates the Stock Options granted thereunder, or a specified portion thereof, as NSOs. Subject to the other provisions of the Plan, a Participant may receive ISOs and NSOs at the same time, provided that the ISOs and NSOs are clearly designated as such, and the exercise of one does not affect the exercise of the other.

    Except as otherwise expressly provided herein, all of the provisions and requirements of the Plan relating to Stock Options shall apply to ISOs and NSOs.

III. ADMINISTRATION

    3.1  COMMITTEE.   The Plan shall be administered by the Board or by a
committee composed solely of two or more directors ("Committee") each of whom is a Non-Employee Director. The Committee or the Board, as the case may be, shall have full authority to administer the Plan, including authority to interpret and construe any provision of this Plan and any Stock Option, Stock Appreciation Right or Supplemental Bonus granted hereunder, and to adopt such rules and regulations for administering the Plan as it may deem necessary in order to comply with the requirements of the Code, or in order that Stock Options that are intended to be ISOs will be classified as incentive stock options under the Code, or in order to conform to any regulation or to any change in any law or regulation applicable thereto. The Committee or the Board may delegate any of its responsibilities under this Plan, other than its responsibility to grant Stock Options, to determine whether the Stock Appreciation Rights or Supplemental Bonuses, if any, payable to a Participant shall be paid in cash, in shares of Common Stock or a combination thereof, or to interpret and construe this Plan. The Board of Directors may reserve to itself any of the authority granted to the Committee as set forth herein, and it may perform and discharge all of the functions and responsibilities of the Committee at any time that a duly constituted

Committee is not appointed and serving. All references in this Plan to the "Committee" shall be deemed to refer to the Board of Directors whenever the Board is discharging the powers and responsibilities of the Committee, and to any special committee appointed by the Board to administer particular aspects of this Plan.

    3.2  ACTIONS OF THE COMMITTEE.   All actions taken and all
interpretations and determinations made by the Committee in good faith (including determinations of Fair Market Value) shall be final and binding upon all Participants, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to this Plan, and all members of the Committee shall, in addition to their rights as directors, be fully protected by the Company with respect to any such action, determination or interpretation. Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act") provides that the grant of a stock option to a director or officer of a company will be exempt from the provisions of
Section 16(b) of the Exchange Act if the conditions set forth in said Rule are satisfied. Unless otherwise specified by the Committee, grants of Stock Options hereunder to and exercises of Stock Options by individuals who are officers or directors of the Company shall be made in a manner that satisfies the conditions of said Rule.

IV. DEFINITIONS

    4.1  "STOCK OPTION".   A Stock Option is the right granted under the Plan
to purchase, at such time or times and at such price or prices ("Option Price") as are determined by the Committee, the number of shares of Common Stock determined by the Committee.

    4.2 "STOCK APPRECIATION RIGHT". A Stock Appreciation Right is the right to receive payment, in shares of Common Stock, cash or a combination of shares of Common Stock and cash, of the Redemption Value of a specified number of shares of Common Stock then purchasable under a Stock Option.

    4.3  "REDEMPTION VALUE".   The Redemption Value of shares of Common Stock
purchasable under a Stock Option shall be the amount, if any, by which the Fair Market Value of one share of Common Stock on the date on which the Stock Option is exercised exceeds the Option Price for such share.

    4.4  "COMMON STOCK".   A share of Common Stock means a share of
authorized but unissued or reacquired Common Stock (no par value per share) of the Company.

    4.5 "FAIR MARKET VALUE". If the Common Stock is not traded publicly, the Fair Market Value of a share of Common Stock on any date shall be determined, in good faith, by the Committee after such consultation with outside legal, accounting and other experts as the Committee may deem advisable, and the Committee shall maintain a written record of its method of determining such value. If the Common Stock is traded publicly, the Fair Market Value of a share of Common Stock on any date shall be the average of the representative closing bid and asked prices, as quoted by the National Association of Securities Dealers through NASDAQ (its automated system for reporting quotes), for the date in question or, if the Common Stock is listed on the NASDAQ National Market System or is listed on a national stock exchange, the officially quoted closing price on NASDAQ or such exchange, as the case may be, on the date in question.

    4.6 "EMPLOYEE". An Employee is an employee of the Company or any Participating Subsidiary.

    4.7 "PARTICIPANT". A Participant is a person to whom a Stock Option, Stock Appreciation Right or Supplemental Bonus is granted.

    4.8 "NON-EMPLOYEE DIRECTOR". A Non-Employee Director is a person who satisfies the definition of a "non-employee director" set forth in Rule 16b-3 under the Exchange Act or any successor rule or regulation, as it may be amended from time to time.

    4.9 "SUPPLEMENTAL BONUS". A Supplemental Bonus is the right to receive payment, in shares of Common Stock, cash or a combination of shares of Common Stock and cash, of an amount determined under Section 7.7.

V.  ELIGIBILITY AND PARTICIPATION

    Grants of Stock Options, Stock Appreciation Rights and Supplemental Bonuses may be made to Employees or non-employee directors of the Company or any Participating Subsidiary; PROVIDED, HOWEVER, that only Employees, including directors of the Company who are also Employees, shall be eligible to receive ISOs. The Committee shall from time to time determine the Participants to whom Stock Options shall be granted, the number of shares of Common Stock subject to each Stock Option to be granted, the Option Price of such Stock Options and other terms and provisions of such Stock Options, all as provided in this Plan. The Option Price of any ISO shall be not less than the Fair Market Value of a share of Common Stock on the date on which the Stock Option is granted, but the Option Price of an NSO may be less than the Fair Market Value on the date the NSO is granted if the Committee so determines. If an ISO is granted to an Employee who then owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company, the Option Price of such ISO shall be at least 110% of the Fair Market Value of the Common Stock subject to the ISO at the time such ISO is granted, and such ISO shall not be exercisable after five years after the date on which it was granted. Each Stock Option shall be evidenced by a written agreement ("Option Agreement") containing such terms and provisions as the Committee may determine, subject to the provisions of this Plan.

VI. SHARES OF COMMON STOCK SUBJECT TO THE PLAN

    6.1 MAXIMUM NUMBER. The maximum aggregate number of shares of Common Stock that may be made subject to Stock Options shall be 3,500,000 authorized but unissued shares. The aggregate Fair Market Value (determined as of the time the ISO is granted) of the Common Stock as to which all ISOs granted to an Employee may first become exercisable in a particular calendar year may not exceed $100,000. If any shares of Common Stock subject to Stock Options are not purchased or otherwise paid for before such Stock Options expire, such shares may again be made subject to Stock Options.

    6.2 CAPITAL CHANGES. In the event any changes are made to the shares of Common Stock (whether by reason of merger, consolidation, reorganization, recapitalization, stock dividend in excess of ten percent (10%) at any single time, stock split, combination of shares, exchange of shares, change in corporate structure or otherwise), appropriate adjustments shall be made in:
(i) the number of shares of Common Stock theretofore made subject to Stock Options, and in the purchase price of said shares; and

(ii) the aggregate number of shares which may be made subject to Stock Options. If any of the foregoing adjustments shall result in a fractional share, the fraction shall be disregarded, and the Company shall have no obligation to make any cash or other payment with respect to such a fractional share.

VII. EXERCISE OF STOCK OPTIONS

    7.1 TIME OF EXERCISE. Subject to the provisions of the Plan, including without limitation Section 7.5, the Committee, in its discretion, shall determine the time when a Stock Option, or a portion of a Stock Option, shall become exercisable, and the time when a Stock Option, or a portion of a Stock Option, shall expire. Such time or times shall be set forth in the Option Agreement evidencing such Stock Option. A Stock Option shall expire, to the extent not exercised, no later than the tenth anniversary of the date on which it was granted. The Committee may accelerate the vesting of any Participant's Stock Option by giving written notice to the Participant. Upon receipt of such notice, the Participant and the Company shall amend the Option Agreement to reflect the new vesting schedule. The acceleration of the exercise period of a Stock Option shall not affect the expiration date of that Stock Option.

    7.2 EXCHANGE OF OUTSTANDING STOCK. The Committee, in its sole discretion, may permit a Participant to surrender to the Company shares of Common Stock previously acquired by the Participant as part or full payment for the exercise of a Stock Option. Such surrendered shares shall be valued at their Fair Market Value on the date of exercise.

    7.3 USE OF PROMISSORY NOTE; EXERCISE LOANS. The Committee may, in its sole discretion, impose terms and conditions, including conditions relating to the manner and timing of payments, on the exercise of Stock Options. Such terms and conditions may include, but are not limited to, permitting a Participant to deliver to the Company his promissory note as full or partial payment for the exercise of a Stock Option. The Committee, in its sole discretion, may authorize the Company to make a loan to a Participant in connection with the exercise of Stock Options, or authorize the Company to arrange or guarantee loans to a Participant by a third party.

    7.4 STOCK RESTRICTION AGREEMENT. The Committee may provide that shares of Common Stock issuable upon the exercise of a Stock Option shall, under certain conditions, be subject to restrictions whereby the Company has a right of first refusal with respect to such shares or a right or obligation to repurchase all or a portion of such shares, which restrictions may survive a Participant's term of employment with the Company. The acceleration of time or times at which a Stock Option becomes exercisable may be conditioned upon the Participant's agreement to such restrictions.

    7.5 TERMINATION OF EMPLOYMENT BEFORE EXERCISE. If a Participant's employment with the Company or a Participating Subsidiary shall terminate for any reason other than the Participant's disability, any Stock Option granted to the Participant, to the extent then exercisable under the applicable Option Agreement(s), shall remain exercisable after the termination of his employment for a period of 30 days (but, in the case of an ISO, in no event beyond ten years from the date of grant of the ISO). If the Participant's employment is terminated because the Participant is disabled within the meaning of Section 22(e)(3) of the Code, any Stock Option granted to the Participant, to the extent then exercisable under the applicable Option Agreement(s), shall remain exercisable after the termination of his employment for a period of three months (but, in the case of an ISO, in no event beyond ten years from the date of grant of the ISO). If the Stock Option is not exercised during the applicable period, it shall be deemed to have been forfeited and of no further force or effect.

    7.6 DISPOSITION OF FORFEITED STOCK OPTIONS. Any shares of Common Stock subject to Stock Options forfeited by a Participant shall not thereafter be eligible for purchase by the Participant but may be made subject to Stock Options granted to other Participants.

    7.7 GRANT OF SUPPLEMENTAL BONUSES. The Committee, either at the time of grant or at any time prior to exercise of any Stock Option or Stock Appreciation Right, may provide for a Supplemental Bonus from the Company or Participating Subsidiary in connection with a specified number of shares of Common Stock then purchasable, or which may become purchasable, under a Stock Option, or a specified number of Stock Appreciation Rights which may be or become exercisable. Such Supplemental Bonus shall be payable upon the exercise of the Stock Option or Stock Appreciation Right with regard to which such Supplemental Bonus was granted. A Supplemental Bonus shall not exceed the amount necessary to reimburse the Participant for the income tax liability incurred by him upon the exercise of the Stock Option or upon the exercise of such Stock Appreciation Right, calculated using the maximum combined federal and applicable state income tax rates then in effect and taking into account the tax liability arising from the Participant's receipt of the Supplemental Bonus. The Committee may, in its discretion, elect to pay any part or all of the Supplemental Bonus in: (i) cash; (ii) shares of Common Stock; or (iii) any combination of cash and shares of Common Stock. The provisions of Section 8.3 shall apply to the giving of notice, the determination of the number of shares to be delivered, and the time for delivering shares. In applying Section 8.3, the Supplemental Bonus shall be treated as if it were a Stock Appreciation Right that the Participant exercised on the day the Supplemental Bonus became payable. Shares of Common Stock issued pursuant to this Section 7.7 shall not be deemed to have been issued upon the exercise of a Stock Option for purposes of the limitations imposed by Section 6.1 of the Plan.

VIII. STOCK APPRECIATION RIGHTS

     8.1 GRANT OF STOCK APPRECIATION RIGHTS. The Committee may, from time to time, grant Stock Appreciation Rights to a Participant with respect to not more than the number of shares of Common Stock which are, or may become, purchasable under any Stock Option held by the Participant. The Committee may, in its sole discretion, specify the terms and conditions of such rights, including without limitation the time period or time periods during which such rights may be exercised and the date or dates upon which such rights shall expire and become void and unexercisable; provided, however, that in no event shall such rights expire and become void and unexercisable later than the time when the related Stock Option is exercised, expires or terminates. Each Participant to whom Stock Appreciation Rights are granted shall be given written notice advising him of the grant of such rights and specifying the terms and conditions of the rights, which shall be subject to all the provisions of this Plan.

    8.2 EXERCISE OF STOCK APPRECIATION RIGHTS. Subject to Section 8.3, and in lieu of purchasing shares of Common Stock upon the exercise of a Stock Option held by him, a Participant may elect to exercise the Stock Appreciation Rights, if any, he has been granted and receive payment of the Redemption Value of all, or any portion, of the number of shares of Common Stock subject to such Stock Option with respect to which he has been granted Stock Appreciation Rights; provided, however, that the Stock Appreciation Rights may be exercised only when the Fair Market Value of the Common Stock subject to such Stock Option exceeds the exercise price of the Stock Option. A Participant shall exercise his Stock Appreciation Rights by delivering a written notice to the Committee specifying the number of shares with respect to which he exercises Stock Appreciation Rights and agreeing to surrender the rights to purchase an equivalent number of shares of Common Stock subject to his Stock Option. If a Participant exercises Stock Appreciation Rights, payment of his Stock Appreciation Rights shall be made in accordance with
Section 8.3 on or before the 90th day after the date of exercise of the Stock Appreciation Rights.

    8.3 FORM OF PAYMENT. If a Participant elects to exercise Stock Appreciation Rights as provided in Section 8.2, the Committee may, in its absolute discretion, elect to pay any part or all of the Redemption Value of the shares with respect to which the Participant has exercised Stock Appreciation Rights in: (i) cash; (ii) shares of Common Stock; or (iii) any combination of cash and shares of Common Stock. The Committee's election pursuant to this Section 8.3 shall be made by giving written notice to the Participant within said 90-day period, which notice shall specify the portion which the Committee elects to pay in cash, shares of Common Stock or a combination thereof. In the event any portion is to be paid in shares of Common Stock, the number of shares to be delivered shall be determined by dividing the amount which the Committee elects to pay in shares of Common Stock by the Fair Market Value of one share of Common Stock on the date of exercise of the Stock Appreciation Rights. Any fractional share resulting from any such calculation shall be disregarded. Said shares, together with any cash payable to the Participant, shall be delivered within said 90-day period.

IX. NO CONTRACT OF EMPLOYMENT

    Nothing in this Plan shall confer upon the Participant the right to continue in the employ of the Company, or any Participating Subsidiary, nor shall it interfere in any way with the right of the Company, or any such Participating Subsidiary, to discharge the Participant at any time for any reason whatsoever, with or without cause. Nothing in this Article IX shall affect any rights or obligations of the Company or any Participant under any written contract of employment.

X.  NO RIGHTS AS A STOCKHOLDER

    A Participant shall have no rights as a stockholder with respect to any shares of Common Stock subject to a Stock Option. Except as provided in
Section 6.2, no adjustment shall be made in the number of shares of Common Stock issued to a Participant, or in any other rights of the Participant upon exercise of a Stock Option by reason of any dividend, distribution or other right granted to shareholders for which the record date is prior to the date of exercise of the Participant's Stock Option.

XI. ASSIGNABILITY

    No Stock Option, Stock Appreciation Right or Supplemental Bonus right granted under this Plan, nor any other rights acquired by a Participant under this Plan, shall be assignable or transferable by a Participant, other than by will or the laws of descent and distribution or, in the case of an NSO, pursuant to a qualified domestic relations order as defined by the Code, Title I of the Employee Retirement Income Security Act, or the rules thereunder. Notwithstanding the preceding sentence, the Committee may, in its sole discretion, permit the assignment or transfer of an NSO, Stock Appreciation Right or Supplemental Bonus right granted under this Plan by a Participant, and the exercise thereof by a person other than such Participant, on such terms and conditions as the Committee in its sole discretion may determine. Any such terms shall be set forth in the Option Agreement. In the event of a Participant's death, the Stock Option or any Stock Appreciation Right or Supplemental Bonus right may be exercised by the Personal Representative of the Participant's estate or, if no Personal Representative has been appointed, by the successor or successors in interest determined under the Participant's will or under the applicable laws of descent and distribution. The terms of any rights under this Plan in the hands of a transferee or assignee shall be determined as if held by the Participant and shall be of no greater extent or term than if the transfer or assignment had not taken place.

XII.  MERGER OR LIQUIDATION OF THE COMPANY

    If the Company or its shareholders enter into an agreement to dispose of all, or substantially all, of the assets or outstanding capital stock of the Company by means of a sale or liquidation, or a merger or reorganization in which the Company is not the surviving corporation, all Stock Options outstanding under the Plan as of the day before the consummation of such sale, liquidation, merger or reorganization, to the extent not exercised, shall for all purposes under this Plan become exercisable in full as of such date even though the dates of exercise established pursuant to Section 7.1 have not yet occurred, unless the Board shall have prescribed other terms and conditions to the exercise of the Stock Option, or otherwise modified the Stock Options.

XIII. AMENDMENT

    The Board may from time to time alter, amend, suspend or discontinue the Plan, including, where applicable, any modifications or amendments as it shall deem advisable in order that ISOs will be classified as incentive stock options under the Code, or in order to conform to any regulation or to any change in any law or regulation applicable thereto; provided, however, that no such action shall adversely affect the rights and obligations with respect to Stock Options at any time outstanding under the Plan; and provided further that no such action shall, without the approval of the shareholders of the Company, (i) increase the maximum number of shares of Common Stock that may be made subject to Stock Options (unless necessary to effect the adjustments required by Section 6.2), or (ii) materially modify the requirements as to eligibility for participation in the Plan.

XIV.  REGISTRATION OF OPTIONED SHARES

    The Stock Options shall not be exercisable unless the purchase of such optioned shares is pursuant to an applicable effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), or unless, in the opinion of counsel to the Company, the proposed purchase of such optioned shares would be exempt from the registration requirements of the 1933 Act and from the registration or qualification requirements of applicable state securities laws.

XV.   WITHHOLDING TAXES

    The Company or Participating Subsidiary may take such steps as it may deem necessary or appropriate for the withholding of any taxes (including the withholding of shares of Common Stock otherwise issuable which appropriate Fair Market Value) which the Company or the Participating Subsidiary is required by any law or regulation or any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with any Stock Option, Stock Appreciation Right or Supplemental Bonus, including, but not limited to, the withholding of all or any portion of any payment or the withholding of issuance of shares of Common Stock to be issued upon the exercise of any Stock Option or Stock Appreciation Right or upon payment of any Supplemental Bonus, until the Participant reimburses the Company or Participating Subsidiary for the amount the Company or Participating

Subsidiary is required to withhold with respect to such taxes, or canceling any portion of such payment or issuance in an amount sufficient to reimburse itself for the amount it is required to so withhold.

XVI.   BROKERAGE ARRANGEMENTS

    The Committee, in its discretion, may enter into arrangements with one or more banks, brokers or other financial institutions to facilitate the disposition of shares acquired upon exercise of Stock Options, Stock Appreciation Rights or Supplemental Bonuses, including, without limitation, arrangements for the simultaneous exercise of Stock Option, Stock
Appreciation Rights or Supplemental Bonuses, and sale of the shares acquired upon such exercise.

XVII.  NONEXCLUSIVITY OF THE PLAN

    Neither the adoption of the Plan by the Board nor the submission of this Plan to shareholders of the Company for approval shall be construed as creating any limitations on the power or authority of the Board to adopt such other or additional incentive or other compensation arrangements of whatever nature as the Board may deem necessary or desirable or preclude or limit the continuation of any other plan, practice or arrangement for the payment of compensation or fringe benefits to employees generally, or to any class or group of employees, which the Company or any Participating Subsidiary now has lawfully put into effect, including, without limitation, any retirement, pension, savings and stock purchase plan, insurance, death and disability benefits and executive short-term incentive plans.

XVIII. EFFECTIVE DATE

    This Plan was adopted by the Board of Directors and became effective on June 25, 1992 and was approved by the Company's shareholders on May 14, 1993. No Stock Options shall be granted subsequent to ten years after the effective date of the Plan. Stock Options outstanding subsequent to ten years after the effective date of the Plan shall continue to be governed by the provisions of the Plan.

                          COLORADO MEDTECH, INC. PROXY

                      SOLICITED BY THE BOARD OF DIRECTORS
      FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD NOVEMBER 21, 1997

    The undersigned hereby constitutes, appoints, and authorizes John V. Atanasoff II and Bruce L. Arfmann, and each of them, as the true and lawful attorney and Proxy of the undersigned, with full power of substitution and appointment, for and in the name, place and stead of the undersigned to act for and vote as designated below, all of the undersigned's shares of the no par value Common Stock of Colorado MEDtech, Inc., a Colorado corporation, at the Annual Meeting of the Shareholders to be held November 21, 1997, at Hotel Boulderado, 2115 13th Street, Boulder, Colorado, at 3:00 p.m., and at any and all adjournments thereof, with respect to the matters set forth below and described in the Notice of Annual Meeting dated October 17, 1997, receipt of which is hereby acknowledged.

1. Approval of the election of each of the seven nominees named herein for the office of director to serve until the next Annual Meeting of Shareholders or until their respective successors are elected and qualified.

For all nominees listed below           WITHHOLD AUTHORITY
(EXCEPT AS MARKED TO THE CONTRARY       to vote for all listed below / /
BELOW) / /

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE STRIKE A
              LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

J. Atanasoff II, M. Barr, I. Langenthal, D. Leffingwell, C. Mezey, R. Sullivan,
                                  and J. Wolfe

2. Approval of the amendment of the Colorado MEDtech, Inc. Stock Option Plan to increase the number of shares of the Company's Common Stock reserved for issuance thereunder from 2,000,000 to 3,500,000.

                    / /  FOR                    / /  AGAINST
3. The Proxy is authorized to vote upon any other business as may properly come before the Annual Meeting or any adjournments thereof.
________________________________________________________________________________

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF COLORADO MEDTECH,
                                      INC.

    PLEASE SIGN AND RETURN THIS PROXY USING THE ENCLOSED PRE-PAID ENVELOPE.

THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND
                                  THE MEETING.

    The undersigned hereby revokes any Proxies as to said shares heretofore given by the undersigned, and ratifies and confirms all that said attorney and Proxy may lawfully do by virtue hereof.

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. THIS PROXY CONFERS DISCRETIONARY AUTHORITY IN RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS TO THE UNDERSIGNED.

DATED: ------------------------------ , 1997     ----------------------------------------------
                                                 Signature(s) of Shareholder(s)

                                                 ----------------------------------------------
                                                 Signature(s) of Shareholder(s)

                                                 Signature(s) should agree with the name(s)
                                                 shown hereon. Executors, administrators,
                                                 trustees, guardians and attorneys should
                                                 indicate their capacity when signing. Attorneys
                                                 should submit powers of attorney. When shares
                                                 are held by joint tenants, both should sign. If
                                                 a corporation, please sign in full corporate
                                                 name by President or other authorized officer.
                                                 If a partnership, please sign in partnership
                                                 name by authorized person.